Exhibit 99.1

March 9, 2006

Dear Innova Holdings Shareholder:

Many goals were realized during 2005 and recognition established that today form a foundation of the future of the Company. Just as important was the amazing growth in new applications for ROBOTICS well beyond the industrial sector in new market opportunities such as military, homeland security, space, eldercare, healthcare, commercial security and others. But to understand Innova Holdings’ accomplishments, it is first important to look at them within the context of where the Company was as it approached 2005.

On August 25, 2004, Robotic Workspace Technologies, Inc. (RWT™) completed a reverse merger with HyTech Technology Group. The corporate name was changed to Innova Holdings, Inc. and the stock symbol changed to IVHG. I assumed the position of Chairman and Chief Executive Officer knowing there was plenty to do to reshape and prepare Innova Holdings to realize its full potential, and that is what we did in 2005. Many changes were implemented to organize our Company for growth in the years ahead.

2005
The first step was putting a strong management team in place. It first required finding and bringing on board a leading Chief Financial Officer to oversee the very limited finances of the Company, assuring SEC compliance, and rebuilding shareholder confidence by securing the funding necessary to get the Company to its next level of success.

On December 4, 2004, Mr. Eugene Gartlan joined the Company in a consulting capacity and in June 2005, he became the Chief Financial Officer (CFO). Gene’s successes with Moody’s Investors Services, Dun and Bradstreet, and as CFO of The Thompson Corporation’s Information Publishing Group with 180 operating companies and revenues of over $4 billion have served Innova Holdings well as he works to put us in a position to be recognized as a Company with an exciting opportunity for growth. Our strategy is to grow through sales of our existing businesses by building a national sales organization and by building our Company through acquisitions and mergers of subsidiary operations that serve existing as well as new areas with strategic and complementary technologies.

Therefore, we started 2005 with a goal of rebuilding in nearly all areas of operation and looking for companies with complementary technologies to align ourselves.

17105 San Carlos Blvd., A6-151 • Ft. Myers Beach • Florida • 33931
P. (239) 466-0488 • F. (239) 466-7270
www.INNOVAHOLDINGS.com

•	We assessed areas where our patented robotics hardware and software needed upgrading and implemented new industry protocols, improving how our solutions better meet customer needs.

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Our new research, engineering, and design center was secured, prepared for occupancy and equipment was installed to demonstrate the leading edge robotics products and to develop application technology for the future.

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We identified new, emerging markets for our patented robotic solutions - military, homeland security, space, eldercare, healthcare and commercial security (referred collectively as “Service Robots”) - and we began to gain a substantial position in that market by creating awareness of our robotic capabilities.

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In May, we participated in the National RoboBusiness 2005 conference in Boston, Massachusetts, presenting our Universal Robot Controller™ (URC™) and examples of potential applications for service robots to be used in military, space and homeland security markets, and as a basis for opportunities in the rapidly growing healthcare and eldercare markets. Over 700 individuals attended this conference. I was a keynote speaker and took the opportunity to challenge the service robot industry to change their focus to task oriented platforms. It is one thing to move from point A to point B; it is another thing entirely to perform a sophisticated robotics task when you get to point B.

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After the re-launch of our sales initiatives, in May we booked a multiple unit order for the URC to a large automotive manufacturing supplier. All of these units will be delivered by the end of the first quarter 2006.

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As one of the most significant orders for our Company and one recognized throughout the world, our Company received a single source purchase order from NASA’s Goddard Space Flight Center in July for a substantially expanded version of our robotic control system. This system will be used to operate multiple robotic arms in a “proof of operation” ground simulation program here on earth. This project is to prove out robotic tasks that may be undertaken if a planned 2008 repair mission to the Hubble Telescope is carried out. We are in the engineering mock-up stage now with much of the work being done in our Ft. Myers engineering center.

•	On July 26, the Company received its third pioneer patent, issued by the United States Patent office. All of the patents issued to the Company have international registrations pending.

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In September, we exhibited a new, high speed URC for industrial applications at the bi-annual trade show for the industrial world - the 2005 International Robots & Vision Show in Chicago, Illinois. The show was a great success with 8,347 attendees. We received a very strong reception and had over 90 serious visitors to our exhibit. We continue to follow up on those leads.

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At the RoboNexus Conference and Exhibition held October 6-9th in San Jose, California, we showcased the URC’s ability to control a 6-axis robot (dressed in Army camouflage) inspecting a miniature Abrams tank and a military Humvee to sniff out dangerous chemicals. This application emphasized our capability to provide sensing, vision, GPS guidance, and motion control to mobile platforms whether they be manned or unmanned. I was asked to be the opening keynote conference speaker and again took the opportunity to demonstrate Innova Holding’s commitment to military, homeland security and space markets. There were over 7,500 attendees and many key decision makers from the military in attendance. Innova Holdings did indeed stand out with the opportunity to add substantial functionality to the military’s unmanned vehicle programs by adding arms and manipulators to these vehicles, a technology for which Innova has 100 plus man-years of experience and three pioneer patents that provide the core technology for the control of such applications.

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During the RoboNexus conference exposition, Innova was asked to join the National Center for Defense Robotics and the Technology Collaborative of Pittsburgh, Pennsylvania. This is a key organization because of its recognition among industry leaders in the military and its collaborative initiatives with other member organizations.

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In October, shortly after our exhibit in California, Innova participated, by request, in the first Joint Military/Civilian Conference on Intelligent Unmanned Vehicle Technology Transfer. Here, the subsidiary, Robotic Workspace Technologies (RWT™), was again recognized for its significant work with NASA that could also be used in the unmanned military vehicles program aimed at adding robotic arms to unmanned vehicles. As a result, I accepted an advisory position on a steering committee reporting to an official at the Pentagon.

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Because of our gaining significant visibility and a commitment to these new areas for our robotics technology, I represented our Company at the U.S./Israeli Partnering Summit November 7-9, 2005, which addressed the concerns of the U.S. and Israeli governments in obtaining new technology to support their initiatives in creating more stable and secure environments.

While all of this activity was laying a solid foundation for Innova Holdings’ future growth, Gene Gartlan was arranging a standby line of funding of $10 million, which became available to us in late December.

So, we entered 2006 with a truly different view of the future than we had in January 2005. While there was no reported revenue generated in 2005 as this new foundation was organized, I believe the core foundation is now in place to see substantial revenue beginning in 2006.

2006
Last month our Company began a two-fold investor relations program with Agora Investor Relations Corp. and Friedland Capital Inc., both experienced in communicating with investors in the micro-cap financial markets. Agora provides investor communication programs while Friedland is the world's largest sponsor of financial and investment events.

We will target opportunities with military and homeland security since the government and our military have allotted $33 billion for developing an unmanned fighting force equal to 30 percent of our armed forces by the year 2010 and much of this, I believe, will require some form of robotics applications. Our three pioneer patents should be helpful in this area.

On January 25, 2006, we announced at an investors and analysts forum in New York City that a letter of intent to merge CoroWare, Inc. into Innova Holdings was signed. This company is staffed by seasoned software and systems engineers with the two top managers having served 20 years at Microsoft®. CoroWare will operate as a wholly owned subsidiary of Innova Holdings. The combined efforts, expertise and talents of Innova Robotics, RWT and CoroWare bring new opportunities for robotic products to the markets defined earlier. The acquisition will provide Innova Holdings with the full breath of software and tools to meet additional customer needs in the robotics arena. The main CoroWare offices are located in Seattle with additional employees located in Pennsylvania and Europe. Mr. Lloyd Spencer and Mr. David Hyams formed CoroWare in 2002; Lloyd will continue to lead CoroWare as President. Dave will continue with his current duties and become the Chief Technical Officer for Innova Holdings.

In February, Innova exhibited at the Association for Unmanned Vehicle Systems International (AUVSI) Unmanned Systems Program Review in Washington, DC. This was a joint showing of our combined strengths for the RWT proven robotics capabilities and the powerful addition of the CoroWare software company.

So, we are indeed moving forward and making progress in achieving the goal of making Innova Holdings, Inc. the leading technology company providing robotic hardware and software systems-based solutions to the service, personal, and industrial robotic markets which include the healthcare, homeland security, manufacturing, military, and space markets through our two subsidiaries - Robotic Workspace Technologies, Inc. (RWT) and Innova Robotics, Inc., and soon through the strength of CoroWare.

A few points of interest to note regarding the markets we serve are:

  -an ARC Advisory Group study indicates there is $65 billion of installed automation equipment in North America that is in need of PC control upgrades. This is a primary market for RWT.

            -according to the Robotic Industries Association, there are over 1,000,000 robots installed worldwide and 200,000 in the U.S that are older installed units; these are targets for RWT’s controllers to extend the mechanical arms’ lives and provide added functionality. Robot mechanical arms typically have a life of over 25 years.

             -the U.S. military has committed $33 billion to spend on achieving a substantial unmanned fighting force by 2010; Innova Robotics is focused on this opportunity.

I trust you can appreciate the efforts put forth to date to provide the foundation for an exciting future. Our employees are dedicated to superior performance as professional team members. Each has the opportunity to share in the successes of Innova by participating in the Company’s stock option plan so all of us are clearly motivated to make Innova Holdings a great success in 2006 and beyond.

/s/ Walter Weisel
Walter Weisel, Chairman and CEO
Innova Holdings, Inc.

About Innova Holdings, Inc.

Innova Holdings, Inc. (IVHG:OTCBB), Fort Myers, Florida, builds shareholder value by developing and acquiring technology-differentiated solutions with extraordinary potential for profitable and sustainable growth. Innova is chartered to continue expanding its growing suite of technologies through acquisitions and organic growth.

About Robotic Workspace Technologies, Inc.
Robotic Workspace Technologies (RWT), Fort Myers, Florida, is a subsidiary of Innova Holdings, Inc. and a leading provider of open architecture, patent-protected, PC controls, software, and related products that improve the performance, applicability, and productivity of robots and other automated equipment. RWT holds three pioneer utility patents issued by the United States Patent and Trademark Office (USPTO) and patents pending pertaining to the interface of a general use computer and the mobility of robots, regardless of specific applications. Its technology has been applied in industries ranging from agriculture to automotive, to medical and R&D. RWT is recognized internationally for its pioneering contributions to the robotics industry. Its founder, Mr. Walter Weisel, has been a driving force in the robot industry for the past 33 years, and is a recipient of the prestigious Joseph F. Engelberger Award recognizing his contributions to the advancement of robotics and automation.

About Innova Robotics, Inc.
Innova Robotics, Inc., Fort Myers, Florida, is a subsidiary of Innova Holdings, Inc., founded specifically to enable development of technologies, applications, and emerging markets in military, space, undersea exploration, and homeland security. As a wholly owned subsidiary of Innova Holdings, Inc., Innova Robotics will leverage the patented products, technology, and robotics expertise of RWT, as well as strategic relationships with system integrators and third-party developers to earn a leadership position in this emerging industry.

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RWT™, Universal Robot Controller™, URC™ RobotScript®, and TeachPoint File Creator™ are either registered trademarks or trademarks of Innova Holdings, Inc. in the United States and/or other countries.

The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Forward-looking statements such as "believe," "expect," "may," "plan," "intend," etc. contained herein are within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are based on the company's beliefs and assumptions it made using information currently available to it and which reflect current views concerning those future events. Actual results could differ materially. Therefore, undue reliance should not be placed on any forward-looking statements, since they apply only as of today's date, and accordingly, reference should be made to the company's periodic filings with the SEC.